UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

Vistaprint N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8 Venlo The Netherlands	5928 LW
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 31 77 850 7700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual General Meeting of Shareholders of Vistaprint N.V. (“we,” “us” or “Vistaprint”) on November 17, 2009, our shareholders approved our Performance Incentive Plan for Covered Employees (the “Plan”). The Plan authorizes the Compensation Committee of our Supervisory Board, which administers the Plan, to grant cash incentive awards to “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, which term includes our chief executive officer and three other highest compensation executive officers. Although our chief financial officer is not considered a “covered employee” under Section 162(m), the Plan also authorizes the Compensation Committee to grant cash incentive awards to the chief financial officer and any other key employees that the Committee may designate from time to time. Because the Plan complies with specific rules relating to a “performance-based plan” under Section 162(m), we are allowed to take a U.S. income tax deduction for amounts paid under the Plan to our covered employees.

No later than 90 days after the beginning of any performance period that is at least 12 months in duration (or, if shorter, before 25% of the performance period has elapsed), the Compensation Committee will specify in writing one or more performance criteria that will apply during the performance period and develop performance goals for each participant. When the Committee sets the performance goals, it will establish general, objective rules that will be used to determine the extent to which a participant’s performance goals have been met, such as the dollar amount or percentage target for each performance criterion and the measurement period(s) and date(s). The Committee may also set specific, objective rules, if any, regarding any exceptions to the general rules to take into account certain circumstances affecting Vistaprint’s performance. The Compensation Committee may choose one or more of the performance criteria listed in the Plan, which list includes, among other criteria, increase in shareowner value, earnings per share, revenue, net income and gross profit.

At the end of each performance period, our Compensation Committee will review the actual performance against the pre-established performance goals and determine the extent, if any, to which the performance measures have been met. If the performance measures have been met, then we will pay the awards in cash as soon as practicable after the end of the performance period.

Generally, a participant in the Plan must be employed through the end of the applicable performance period in order to receive payment of an award. If a participant dies or becomes disabled during a performance period, then the participant’s estate or the participant is entitled to a prorated award. In the event of a change in control of Vistaprint (as defined in the Plan), the performance goals for all performance periods under all outstanding awards will automatically be deemed satisfied as of the closing date of the change of control to the extent specified in the applicable award agreement issued to a participant, and each such award shall be payable as specified in the award agreement.

In September 2009, subject to shareholder approval of the Plan, we granted two cash incentive awards under the Plan to each of our executive officers listed below: (1) An annual award relating to our revenue and earnings per share (“EPS”) performance during our fiscal year ending June 30, 2010, and (2) a long-term award relating to our EPS performance over four years. Although amounts to be paid under the Plan are not currently determinable, the table below shows potential amounts payable under each such award.

Name and Principal Position	Target Incentive Annual Award Amount(1)		Target Incentive Four Year Award Amount(2)
Robert S. Keane President and Chief Executive Officer	$464,441	(3)	$937,500
Wendy M. Cebula President, Vistaprint North America	250,000		560,000
Michael Giannetto Executive Vice President and Chief Financial Officer	215,000		440,000
Janet F. Holian President, Vistaprint Europe	250,000		560,000

(1)

The amounts reported in this column represent target annual cash incentives for our fiscal year ending June 30, 2010, which are based 50% on our achievement of revenue targets and 50% on our achievement of EPS targets for fiscal 2010. These amounts represent potential payments that our executive officers would be eligible to receive under their fiscal 2010 annual cash incentive awards if we achieve 100% of both our revenue target and our EPS target for fiscal 2010. If we achieve less than 90% of either our revenue target or our EPS target for fiscal 2010, then our named executive officers are not eligible to receive any incentive payment under their fiscal 2010 annual incentive grants.

(2)	The amounts reported in this column represent target four-year performance incentives. Each executive officer is eligible to receive 25% of his or her total award for each of our fiscal years ending June 30, 2010, 2011, 2012 and 2013 based on our achievement of EPS targets for each fiscal year. The EPS targets are expressed as dollar values in the low, medium and upper ranges. The amounts reported in this column represent potential aggregate payments that our executive officers would be eligible to receive over four years under their long-term performance awards if we achieve the medium range of our EPS targets in each of the four fiscal years covered by the awards. If our actual EPS falls below the low range of our EPS targets in any of the fiscal years, then the named executive officers will not be eligible to receive any payment under their long-term performance grants for that fiscal year.
(3)	This estimated amount would be payable to Mr. Keane in Euros. For purposes of this table, we converted Mr. Keane’s estimated incentive payments from Euros to US dollars based on the currency exchange rate in effect on June 30, 2009, which was the end of our most recent fiscal year. The US dollar amounts actually paid, when converted from Euros, will depend upon the currency exchange rate in effect at the time of payout.

The above is a summary of the material provisions of the Plan. This summary is qualified in its entirety by reference to the Plan, which is incorporated by reference as an exhibit to this report.

Item 8.01.	Other Events

We held our Annual General Meeting of Shareholders on November 17, 2009, at which our shareholders approved all five of the proposals presented for consideration at the meeting. There were 43,093,877 ordinary shares of Vistaprint issued, outstanding and eligible to vote at the record date of October 19, 2009.

(1) Our shareholders reappointed John J. Gavin, Jr. as a member of our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2013;

(2) Our shareholders reappointed George M. Overholser as a member of our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2013;

(3) Our shareholders appointed Mark T. Thomas as a member of our Supervisory Board to serve for a term of three years ending on the date of our annual general meeting of shareholders in 2012;

(4) Our shareholders approved the Plan; and

(5) Our shareholders appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

The voting results for each proposal are as follows:

Proposal	Votes FOR	Votes AGAINST	Abstentions		Broker Non-Votes
Reappointment of John J. Gavin, Jr.	28,123,219	128,504	7,254	*	3,715,187
Reappointment of George M. Overholser	28,124,659	128,358	5,960	*	3,715,187
Appointment of Mark T. Thomas	28,125,773	128,175	5,029	*	3,715,187
Approval of the Plan	27,265,589	930,654	62,734		3,715,187
Appointment of Ernst & Young LLP	31,870,815	82,500	20,849		0

*	In the case of the appointment of Supervisory Board members, an abstention was considered a vote FOR the other nominee for each position named in our proxy statement dated October 23, 2009.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index attached to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2009	VISTAPRINT N.V.

	By:	/S/ MICHAEL GIANNETTO
Michael Giannetto
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Performance Incentive Plan for Covered Employees is incorporated by reference to Appendix A to our Definitive Proxy Statement on Schedule 14A dated and filed with the Securities and Exchange Commission on October 23, 2009

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